To:

DMWSL 633 Limited (the "**Company**")

First Floor
107 Station Street
Burton-On-Trent
Staffordshire
England
DE14 1SZ

30 June 2025

Dear Sir or Madam

Amendment Letter

1. **INTRODUCTION**

1.1 We refer to:

a) the senior notes purchase agreement dated 4 June 2025 and made between, amongst others, the Company (as original company), Inspired Entertainment (Financing) PLC (as original issuer) and Global Loan Agency Services Limited (as agent) (as the same may be amended, varied, supplemented, novated, replaced and/or restated from time to time, the "**Notes Purchase Agreement**");

b) the senior facilities agreement dated 4 June 2025 and made between, amongst others, the Company (as original company), Inspired Entertainment (Financing) PLC (as original borrower) and Global Loan Agency Services Limited (as agent) (as the same may be amended, varied, supplemented, novated, replaced and/or restated from time to time, the "**Facilities Agreement**"); and

c) the intercreditor agreement dated 4 June 2025 and made between, amongst others, the Company (as original company), Global Loan Agency Services Limited (as original senior QEB notes agent), Global Loan Agency Services Limited (as original senior agent) and GLAS Trust Corporation Limited (as security agent) (as the same may be amended, varied, supplemented, novated, replaced and/or restated from time to time, the "**Intercreditor Agreement**")

1.2 Terms defined in the Notes Purchase Agreement shall, unless otherwise defined in this letter (the "**Letter**") have the same meanings when used in this Letter, and all references to "Clauses" and/or "Schedules" in this Letter shall (unless specified otherwise) be to clauses and/or schedules in the Notes Purchase Agreement.

1.3 This Letter is a Finance Document and a Finance Document (as defined in the Facilities Agreement).

2. BACKGROUND

Pursuant to: (i) Clause 39 (*Amendments and waivers*) of the Notes Purchase Agreement, the Agent and the Company have agreed to amend the Notes Purchase Agreement, (ii) clause 39 (*Amendments and waivers*) of the Facilities Agreement, the Agent (as defined in the Facilities Agreement) and the Company have agreed to amend the Facilities Agreement and (iii) clause 25 (*Consents, Amendments and Override*) of the Intercreditor Agreement, the Agent, the Company, the Agent (as defined in the Facilities Agreement) and the Security Agent have agreed to amend the Intercreditor Agreement, in each case as contemplated by this Letter.

3. AMENDMENTS TO THE NOTES PURCHASE AGREEMENT

With effect from the date on which this Letter is countersigned by the Company, the Agent (acting on behalf of the Noteholders) and the Company hereby agree, acting in accordance with Clause 39 (*Amendments and waivers*) of the Notes Purchase Agreement, to make the following amendments to the Notes Purchase Agreement:

3.1 paragraph 4(b) of Schedule 10 (*Agreed Security Principles*) shall be amended by inserting the words "or guarantees (as applicable)" after the words "the release of security" and also after the words "granted Transaction Security";

3.2 paragraph (k) of Clause 39.3 (*All Noteholder matters*) shall be amended by inserting the words "or Clause 33.6 (*Partial payments*)" at the end of such paragraph; and

3.3 paragraph (b) of Clause 33.6 (*Partial payments*) shall be deleted in its entirety.

4. AMENDMENTS TO THE FACILITIES AGREEMENT

With effect from the date on which this Letter is countersigned by the Company, the Agent (as defined in the Facilities Agreement) (acting on behalf of the Lenders (as defined in the Facilities Agreement)) and the Company hereby agree, acting in accordance with clause 39 (*Amendments and waivers*) of the Facilities Agreement, to make the following amendments to the Facilities Agreement:

4.1 paragraph 4(b) of schedule 10 (*Agreed Security Principles*) to the Facilities Agreement shall be amended by inserting the words "or guarantees (as applicable)" after the words "the release of security" and also after the words "granted Transaction Security"; and

4.2 paragraph (k) of clause 39.3 (*All Lender matters*) of the Facilities Agreement shall be amended by inserting the words "or Clause 33.6 (Partial payments)" at the end of such paragraph.

5. AMENDMENT TO THE INTERCREDITOR AGREEMENT

With effect from the date on which this Letter is countersigned by the Company, the Agent (acting on behalf of the Noteholders), the Company, the Agent (as defined in the Facilities Agreement) (acting on behalf of the Lenders (as defined in the Facilities Agreement)) and the Security Agent hereby agree, acting in accordance with clause 25 (*Consents, Amendments and Override*) of the Intercreditor Agreement, to amend paragraph (f) of clause 19.23 (*Group Pushdown*) of the Intercreditor Agreement by inserting the words "or the Senior Facilities under the Senior QEB Notes Purchase Agreement have not been refinanced in full" after the words "Senior Secured Notes have not been refinanced in full".

6. **CONTINUING OBLIGATIONS**

6.1 Nothing in this Letter shall constitute or be deemed to constitute a waiver or release of: (i) any right or remedy of any Finance Party under any of the Finance Documents, nor otherwise prejudice and right or remedy of any Finance Party under the Finance Documents or (ii) any right or remedy of any Finance Party under any of the Finance Documents, nor otherwise prejudice and right or remedy of any Finance Party under the Finance Documents (in each case under this sub-paragraph (b), as defined in the Facilities Agreement).

7. **COSTS AND EXPENSES**

Each of the Agent (acting on the instructions of each Noteholder) and the Agent (as defined in the Facilities Agreement) (acting on the instructions of each Lender (as defined in the Facilities Agreement)) irrevocably and unconditionally confirms that neither the Company nor any other member of the Group shall be held liable for any costs or expenses of the Finance Parties or the Finance Parties (as defined in the Facilities Agreement) incurred in connection with this Letter.

8. **COUNTERPARTS**

This Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Letter.

9. **GOVERNING LAW AND ENFORCEMENT**

Clause 35 (*Notices*), Clause 37 (*Partial Invalidity*), Clause 38 (*Remedies and Waivers*), Clause 44 (*Governing Law*) and Clause 45 (*Enforcement*) of the Notes Purchase Agreement are hereby incorporated into this Letter and shall apply to this Letter as if set out in full herein (with all references therein to "this Agreement" instead being construed as references to "this Letter").

Please sign and return to us the enclosed copy of this Letter and confirm your agreement to its terms.

Yours faithfully

/s/ Tatsumasa Shinoda

Authorised Signatory
for and on behalf of
GLOBAL LOAN AGENCY SERVICES LIMITED
(as Agent (as defined in the Notes Purchase Agreement))

/s/ Tatsumasa Shinoda

Authorised Signatory
for and on behalf of
GLOBAL LOAN AGENCY SERVICES LIMITED
(as Agent (as defined in the Facilities Agreement))

/s/ Tatsumasa Shinoda

Authorised Signatory
for and on behalf of
GLAS TRUST CORPORATION LIMITED

(as Security Agent)

We hereby acknowledge receipt of the above Letter and confirm our agreement to the terms and conditions contained therein.

THE COMPANY

/s/ Simona Camilleri

Authorised Signatory of
DMWSL 633 LIMITED

By: Simona Camilleri

Title: Director

Date: 30 June 2025